EXHIBIT 5.1
                                 April 27, 2006

American Bio Medica Corporation
122 Smith Road
Kinderhook, New York 12106

      Re: Form S-3 Registration Statement

Ladies and Gentlemen:

      We have acted as counsel for American Bio Medica Corporation (the "Company") in connection with the registration statement of the Company on Form S-3 (the "Registration Statement") filed on the sate hereof under the Securities Act of 1933, as amended (the "Securities Act") covering 400,000 common shares ("Shares"), par value $0.01 per share, of the Company, issuable upon exercise of certain common stock purchase warrants ("Warrants") to be offered and sold by the selling shareholders named in connection with the Registration Statement.

      We have examined originals or copies, certified or otherwise of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, as we have deemed necessary and appropriate as the basis for our opinion. We have also reviewed such questions of law, as we have deemed necessary and appropriate for the purposes of rendering the opinion set forth below.

      In rendering our opinion, we have assumed the authenticity of all documents submitted to us, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural person and with respect to all parties to agreements or instruments relevant hereto other than Company, that such parties had the requisite power and authority (corporate or otherwise), to execute and deliver such agreements or instruments and that such agreements or instruments are valid, binding and enforceable obligations of such parties.

      Based on the foregoing, it is our opinion that the Shares if and when issued upon exercise of the Warrants pursuant to the terms of the Warrants and when the consideration therefore has been received by the Company, such Shares will be legally issued, fully-paid and nonassessable.

      Our opinion expressed above is limited solely to the Business Corporation Law of the State of New York, and we express no opinion as to any other laws.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named as an expert in the Prospectus filed as part of the Registration Statement. This opinion may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted or relied upon by any other person or entity, for any purpose, without our prior written consent.

                                   Very truly yours,

                                   TUCZINSKI, CAVALIER, BURSTEIN & COLLURA, P.C.

                                   By: /s/ Richard L. Burstein
                                       -----------------------
                                           Richard L. Burstein

                                   Exhibit 5.1